UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2020 (October 30, 2020)

OPTEC INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Wyoming	000-55861	45-5552519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 Keystone Way, Vista, CA. 92081

760-444-5556

www.OptecIntl.com

www.OptecUVC.com

(Address and telephone number of registrant’s principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

Per the SEC statutes: (a) If the registrant has entered into a material definitive agreement not made in the ordinary course of business of the registrant, or into any amendment of such agreement that is material to the registrant, disclose the following information:

On October 30, 2020 the Company (OPTEC) entered into a definitive agreement with an International Commodities Consortium for the supply and distribution of Specific  Brands of Personal Protection Equipment (PPE) for Medical & Hospital use throughout North America,  totaling in excess of Two Billion Dollars $US. The agreement has been fully executed by the Company and the buyer, along with proof of  bank certified funds, in excess of $2 Billion Dollars US, to complete the transaction.

 The company (OPTEC) has already sourced and secured the products for the entire agreement, along with  coordinating the logistics portion of the agreement. The product distribution  is expected to be fully completed by December 2020.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed, the undersigned hereunto duly authorized:

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Optec International, Inc. (Registrant)
November 4, 2020	By:	/s/ Roger Pawson
		Name:	Roger Pawson
		Title:	Chief Executive Officer